Exhibit 99.1

EPIRUS Biopharmaceuticals Expands Biosimilar Pipeline and Capabilities Through Acquisition of Bioceros

•                  Combined companies’ product pipeline targets reference biologics with sales of $29 billion in 2014

•                  Pipeline expanded to include biosimilars to Soliris®, STELARA® and SIMPONI®

•                  Capabilities enhanced to accelerate product development and optimize quality and yields

Boston, MA — (GlobeNewswire) — September 9, 2015 — EPIRUS Biopharmaceuticals, Inc. (Nasdaq:EPRS), a biosimilar company focused on the global development and commercialization of biosimilar monoclonal antibodies (mAbs), today announced an agreement for the acquisition of Bioceros Holding B.V., enabling EPIRUS to expand its biosimilar pipeline and vertically integrate product development capabilities.

Bioceros is a privately-held, Netherlands-based biopharmaceutical R&D company focused on the development of mAbs and generation of GMP-ready cell lines. Over the past decade, Bioceros has developed numerous biosimilar cell lines from its proprietary, well-characterized CHO platform (CHOBC®)(i).  Bioceros’ staff of scientists, fully-equipped labs and bioreactor capabilities have been designed for the development of mAbs and protein therapeutics, with a focus on biosimilars.

From the Bioceros platform, EPIRUS will expand its pipeline with the addition of three preclinical product candidates: BOW080, a proposed biosimilar to eculizumab (reference biologic Soliris®), BOW090, a proposed biosimilar to ustekinumab (reference biologic STELARA®) and BOW100, a proposed biosimilar to golimumab (reference biologic SIMPONI®).  Soliris, marketed by Alexion Pharmaceuticals, is currently indicated to treat ultra-rare blood disorders, including paroxysmal nocturnal hemoglobinuria (PNH) and atypical hemolytic uremic syndrome (aHUS).  SIMPONI and STELARA are marketed by Janssen Pharmaceuticals and indicated in inflammatory and immune mediated disorders.

These three new pipeline assets represent a global growth opportunity for EPIRUS in targeting reference biologics with estimated 2020 peak sales of $12 billion(ii).  The platform also enables future pipeline growth opportunities for EPIRUS.  The anticipated filing dates for the three new pipeline products are 2020 for BOW080, 2021 for BOW090 and 2022 for BOW100.

“Building a focused, sustainable and profitable biosimilar business requires capabilities for efficient pipeline growth.  With this in mind, we are excited to welcome Bioceros and their world-class capabilities and expertise,” said Amit Munshi, president and chief executive officer, EPIRUS Biopharmaceuticals.  “Together, we will continue working to improve patient access to important, cost-effective medicines worldwide. Our combined biosimilar pipeline targets reference biologics with sales of $29 billion, which we estimate to be a biosimilar market opportunity of more than $9 billion.”

“Having worked with EPIRUS as a partner over the last several years, we believe strongly in the Company’s vision and their ability to execute,” said Bram Bout, Ph.D., chief executive officer and chairman of the management board, Bioceros.  “With our proven track record, our team brings substantial cell line and process development experience, representing a strong asset for EPIRUS.”

Under the terms of the agreement, EPIRUS has acquired Bioceros for a total consideration of $14.1 million in cash and stock payable in installments over a one-year period.

Conference Call and Webcast Information:

EPIRUS’ leadership team will host a conference call and webcast today, September 9, 2015 at 9:00 a.m. Eastern Time, to discuss these recent corporate developments.  To access the conference call, please dial 1-855-638-3957 (United States) or 1-224-633-1318 (International).  The conference ID is 32375668.  The webcast can be accessed on EPIRUS’ website at http://ir.epirusbiopharma.com/events.cfm.  Please connect to either the conference call or webcast at least 10 minutes early to ensure adequate time to register.  The webcast will be archived on EPIRUS’ website for a period of three months.

About EPIRUS Biopharmaceuticals

EPIRUS Biopharmaceuticals (Nasdaq:EPRS) is a biopharmaceutical company building a focused, sustainable and profitable biosimilar business.  EPIRUS’ goal is to improve patient access to important, cost-effective medicines worldwide.  EPIRUS’ current pipeline of biosimilar product candidates includes: BOW015 (infliximab, reference biologic Remicade®); BOW050 (adalimumab, reference biologic Humira®); BOW070 (tocilizumab, reference biologic Actemra®); BOW080 (eculizumab, reference biologic Soliris®); BOW090 (ustekinumab, reference biologic STELARA®); and BOW100 (golimumab, reference biologic SIMPONI®)(iii).  The reference products for these candidates together generated approximately $29.2 billion in global sales for 2014, according to EvaluatePharma®.  EPIRUS has developed distinct strategies to penetrate the global market, leveraging partnerships to optimize value retention over the long term.  For more information visit EPIRUS’ website at www.epirusbiopharma.com.

Forward-Looking Statements

Various statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In addition, when or if used in this document, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to EPIRUS or its management may identify forward-looking statements.  EPIRUS cautions that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time. Important factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including the failure by EPIRUS to secure and maintain relationships with collaborators and single-source contract manufacturers; risks relating to in-house cell line and process development activities: risks relating to clinical trials; risks relating to the commercialization, if any, of EPIRUS’ proposed product candidates (such as marketing, regulatory, product liability, supply, competition, and other risks); dependence on the efforts of third parties; dependence on intellectual property; risks related to the loss of any of EPIRUS’ key management personnel; risks that EPIRUS may lack the financial resources and access to capital to fund proposed operations and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of EPIRUS’ annual report on Form 10-K for the fiscal year ended December 31, 2014 and quarterly reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015, which are on file with the SEC and available on the SEC’s website at www.sec.gov. In addition to the risks described above and in EPIRUS’ annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect EPIRUS’ results. There can be no assurance that the actual results or developments anticipated by EPIRUS will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, EPIRUS. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All written and verbal forward-looking statements attributable to EPIRUS or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. EPIRUS cautions investors not to rely too heavily on the forward-looking statements EPIRUS makes or that are made on its behalf. The information in this release is provided only as of the date of this release, and EPIRUS undertakes no obligation, and specifically declines any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

For media inquiries:

Mike Devine, FleishmanHillard

+1-617-692-0507

michael.devine@fleishman.com

For investor inquiries:

Tom Shea, EPIRUS Biopharmaceuticals

+1-617-600-3471

tshea@epirusbiopharma.com

Source: EPIRUS Biopharmaceuticals, Inc.

(i) CHOBC is a registered trademark of Bioceros Holding B.V.

(ii) As reported by EvaluatePharma (data pulled August 2015)

(iii) Remicade is a registered trademark of Johnson and Johnson (www.jnj.com); Humira is a registered trademark of AbbVie (www.abbvie.com); Actemra is a registered trademark of Chugai Seiyaku Kabushiki Kaisha Corp., a member of the Roche Group (www.gene.com);  Stelara is owned and marketed by Centocor Ortho Biotech Inc, a wholly owned subsidiary of Johnson & Johnson (www.jnj.com); Simponi is marketed by Janssen Biotech Inc (www.janssenbiotech.com); Soliris is a registered trademark of Alexion Pharmaceuticals, Inc. (www.alxn.com)